Exhibit T3A-69

COMMONWEALTH OF PENNSYLVANIA

DEPARTMENT OF STATE

01/17/2020

TO ALL WHOM THESE PRESENTS SHALL COME, GREETING:

Green Leaf Medicals LLC

I, Kathy Boockvar, Secretary of the Commonwealth of Pennsylvania, do hereby certify that the foregoing and annexed is a true and correct copy of

Creation Filing filed on Jan 29, 2017 Effective Jan 30, 2017 Pages (2)

which appear of record in this department.

IN TESTIMONY WHEREOF, I have hereunto set my hand and caused the Seal of the Secretary’s Office to be affixed, the day and year above written
/s/ Kathy Boockran
Secretary of the Commonwealth

Certification Number: TSC200117100534-1

Verify this certificate online at http://www.corporations.pa.gov/orders/verify

PENNSYLVANIA DEPARTMENT OF STATE Entity#: 6502831 Date Filed: 01/29/2017 Effective Date: 01/30/2017 Pedro A. Cortés BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS Secretary of the Commonwea Certificate of Organization Domestic Limited Liability Company (15 Pa.C.S. § 8913) Name Philip Goldberg Address Document will be returned to the name and address you enter to the left. 267 Kentlands Blvd 1070, Chy State MD Zip Code Gaithersburg 20878 Fee: $125.00 In compliance with the requirements of 15 Pa.C.S. § 8913 (relating to certificate of organization), the undersigned desiring to organize a limited liability company, hereby certifies that: 1. The name of the limited liability company (designator is required, ie., “company”, “limited” or “limited liability company” or abbreviation): Green Leaf Medicals LLC 2. The (a) address of the limited liability company’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is: (a) Number and Street 650 Pittsburgh Rd #3005 City Uniontown State PA Zip 15401 County Fayette (b) Name of Commercial Registered Office Provider County c/o: 3. The name andaddress, including street and number, if any, of each organizer is (all organizers must sign on page 2): Name Philip Goldberg Address 267 Kentlands Blvd #1070, Gaithersburg, Out Of State, MD, United States, 20878 4. Strike out if inapplicable term A member’s interest in the company is to be evidenced by a certificate of membership interest.

DSCB: 15-8913-2 5. Strike out if inapplicable term Management of the company is vested in a manager-or managers 6. The specified effective date, if any 01/30/2017 12:00 AM is: (month date year hour, if any) month date year hour, if any 7. Strike out if inapplicable: The company is a restricted professional company organized to render the following restricted professional service(s): 8. For additional provisions of the certificate, if any, attach an 85% x 11 sheet. IN TESTIMONY WHEREOF, the organizer(s) has (have) signed this Certificate of Organization this 29 day of January 2017 Philip Goldberg Signature